UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 31, 2008

Borland Software Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8310 North Capital of Texas Highway, Building 2, Suite 100, Austin, Texas		78731
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 340-2200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On Tuesday, January 6, 2009, Borland Software Corporation ("Borland") issued a press release which included expectations for preliminary financial results for the fourth quarter of 2008.

Borland's press release, dated January 6, 2009, is attached hereto as Exhibit 99.1.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

To reduce operating costs, Borland commenced a worldwide reduction in force of approximately 130 employees, or approximately 15% of Borland’s full-time regular work force. Management committed to a plan for the reduction in force on January 6, 2009 and the restructuring is expected to be substantially completed in the first quarter of 2009.

Borland expects to incur severance costs in the range of $2,500,000 to $3,500,000.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, Tod Nielsen resigned as Borland's President and Chief Executive Officer. Mr. Nielsen will continue to serve as a director on Borland's Board of Directors. In accordance with Borland's Corporate Governance Guidelines, which requires directors to tender their resignation from the Board when they change employment, Mr. Nielsen also tendered his resignation from the Board. However, the Board and Mr. Nielsen agreed that he would continue to serve as a director on the Board. No severance or other compensatory arrangement was entered into between Borland and Mr. Nielsen in connection with his resignation. Mr. Nielsen will receive the same compensation as Borland's other non-employee directors for his service on the Board, commencing January 1, 2009.

In accordance with Borland's Short Term CEO Succession Plan, Erik Prusch, the Company's Chief Financial Officer, was appointed to serve as the Acting President and Chief Executive Officer. There was no new compensatory arrangement entered into in connection with Mr. Prusch's appointment as the Acting President and Chief Executive Officer.

Borland also announced that the employment of Peter Morowski, Senior Vice President of Research and Development, will terminate effective January 23, 2009. Mr. Morowski will receive severance in accordance with his employment agreement with Borland, which will consist of payments for six (6) months at his current rate of base salary, in the aggregate amount of $160,000, and health insurance coverage coverage for six (6) months, in consideration for a release in favor of the Company.

The announcement of these actions was included in Borland's press release of January 6, 2009, attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borland Software Corporation

January 6, 2009	By:	/s/ Gregory J. Wrenn

Name: Gregory J. Wrenn
Title: SVP and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Borland Software Corporation Press Release, dated January 6, 2009